UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2011

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2011, John J. Pollock was replaced as president and chief executive officer of Aetrium Incorporated by Joseph C. Levesque, our chairman of the board, on an interim basis pending the appointment of a permanent replacement. No agreement has been reached with Mr. Pollock with respect to the terms of his separation from employment with the company.

Mr. Levesque, who is 66 years old, has served as chairman of our board since 1986.  From 1986, Mr. Levesque also served as our chief executive officer until his retirement on December 31, 2010 and as our president until October 2009.

At the initiation of Mr. Levesque and Douglas L. Hemer, our chief administrative officer, reflecting the current downturn in the semiconductor industry and as an expense reduction measure, Mr. Levesque’s base annual salary was set at $140,000, which is one-half of his base annual salary in effect when he retired last year, and effective January 1, 2012 Mr. Hemer’s base annual salary will be reduced to $102,500, which is one-half of his base annual salary in effect prior to a 5% reduction made in September 2011 as a part of expense reduction measures taken at that time. The portion of Mr. Levesque’s salary in excess of amounts to cover payroll taxes and standard employee benefit premium deductions will be deferred for payment until 2013.

For further information, please refer to the compensation letter agreement attached hereto as Exhibit 10.1 and the press release attached hereto as Exhibit 99.1, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated November 30, 2011 between Aetrium Incorporated and Joseph C. Levesque

99.1	Press Release issued November 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated:   December 2, 2011

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Letter agreement dated November 30, 2011 between Aetrium Incorporated and Joseph C. Levesque	Filed herewith
99.1	Press Release issued November 29, 2011	Filed herewith